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                                                                       EXHIBIT 5



                   [SMITH, GAMBRELL & RUSSELL, LLP LETTERHEAD]




   Robert C. Schwartz
      (404) 815-3758
E-Mail:rschwartz@sgratl.com


                                 August 24, 1998



Board of Directors
Thomasville Bancshares, Inc.
301 North Broad Street
Thomasville, Georgia 31792

                Re:      Thomasville Bancshares, Inc.
                         Registration Statement on Form SB-2 under Rule 462(b) 30,000 Shares
                         -----------------------------------------------------

Ladies and Gentlemen:

        We have acted as counsel for Thomasville Bancshares, Inc. (the "Company") in connection with the proposed public offering of 30,000 shares of its Common Stock, $1.00 par value per share (the "Common Stock"), covered by the above-described Registration Statement.

        In connection therewith, we have examined the following:

        (1) The Articles of Incorporation, as amended, of the Company, certified by the Secretary of State of the State of Georgia;

        (2) The By-Laws of the Company, certified as complete and correct by the Secretary of the Company;

        (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company; and




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Board of Directors
Thomasville Bancshares, Inc.
August 24, 1998
Page Two

        (4) The Registration Statement on Form SB-2 filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Registration Statement").

        Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

        (A) The Company has been duly incorporated and is validly existing under the laws of the State of Georgia; and

        (B) The 30,000 shares of Common Stock covered by the Registration Statement to be sold by the Company have been legally authorized and, when issued and sold in accordance with the terms described in the Registration Statement, will be legally issued, fully paid and non-assessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained in said Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                            Very truly yours,
                                            SMITH, GAMBRELL & RUSSELL, LLP




                                            /s/Robert C. Schwartz
                                            -----------------------------------
                                            Robert C. Schwartz